Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Tri-State 1st Banc, Inc. Shareholders Approve Acquisition by Farmers National Banc Corp.

CANFIELD, OHIO, September 22, 2015 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and Tri-State 1st Banc, Inc. (“Tri-State”) (OTC Pink: TSOH), the holding company for 1st National Community Bank (“1st National”), today announced that the shareholders of Tri-State have approved the Agreement and Plan of Merger providing for the merger of Tri-State with and into FMNB Merger Subsidiary, LLC, a newly-formed, wholly-owned subsidiary of Farmers (the “Merger”).

“The combination of these two companies enables us to provide shareholder value on both sides, while celebrating and executing the community banking model that we are all so passionate about,” stated Kevin J. Helmick, President & CEO, Farmers.

As announced previously, in connection with the Merger, shareholders of Tri-State will be entitled to receive 1.747 of Farmers common shares or $14.20 in cash, for each common share of Tri-State held, subject to proration and adjustment procedures which were described in the Proxy Statement/Prospectus dated August 17, 2015, relating to the Merger. All regulatory approvals for the Merger have been received, and Farmers and Tri-State expect to complete the Merger on or about October 1, 2015, subject to satisfaction of other customary closing conditions.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with approximately $1.6 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 33 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

If the Merger is completed, Farmers is projected to have assets of over $1.8 billion and will operate 38 branches.

ABOUT TRI-STATE 1ST BANC, INC.

Founded in 1995, Tri-State is an Ohio Financial Holding Company and is the parent of 1st National which was founded in 1987. Tri-State is headquartered in East Liverpool, Ohio and has approximately $140 million in banking assets. 1st National is a full-service national bank engaged in commercial and retail banking with four banking locations in Columbiana County, Ohio and Beaver County, Pennsylvania. 1st National also operates a full-service trust department.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which has been filed with the Securities and Exchange Commission (the “SEC”) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences also include, without limitation, the Company’s failure to integrate Tri-State and 1st National in accordance with expectations; deviations from performance expectations related to Tri-State and 1st National; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.